ANNEX A


                                   DEFINITIONS

                               GENERAL PROVISIONS

     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

     (1) each of "Lessee", "Lessor", "Loan Participant", "Owner Trustee", "Owner Participant", "Mortgagee", "Note Holder", and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

     (2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified and any agreement or other document entered into in substitution or replacement therefor from time to time, and in each case in accordance with its terms and in accordance with the Operative Agreements;

     (3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Delivery Date, and thereafter from time to time;

     (4) "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof", "hereunder", and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

     (5) "including", "include", and terms or phrases of similar import means "including [etc.], without limitation";

     (6) "or" is conjunctive and not disjunctive; and

     (7) a reference to a "section" or "ss.", an "Exhibit", an "Annex", or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively.

     (b) Each exhibit, annex, and schedule to each Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

     (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

     (e) For purposes of each Operative Agreement, the existence of a Lease Event of Default, Lease Default, or Special Default referred to in ss. 14.5 of the Lease shall not prohibit Lessee from taking any action or exercising any right that is conditioned on the non-existence of any Lease Event of Default, Lease Default, or Special Default if such Lease Event of Default, Lease Default, or Special Default consists of the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code, and the trustee or debtor-in-possession in such proceedings (1) has agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter continues to perform such obligations in accordance with Section 1110, or (2) has assumed the Lease with the approval of the relevant court and thereafter continues to perform its obligations under the Lease.

DEFINED TERMS

            ACTUAL KNOWLEDGE: (a) as it applies to Owner Trustee or Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee (respectively), or any other officer of Owner Participant or Lessee (respectively) having responsibility for the Transactions; PROVIDED, that each of Lessee, Owner Participant, Owner Trustee, and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee, or Mortgagee, given pursuant to ss. 15.7 of the Participation Agreement.

            ADDITIONAL INSURED: defined inss. D of Annex D to the Lease.

            AFFILIATE of any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and "controlling", "controlled by", and "under common control with" have correlative meanings, PROVIDED, that neither Owner Participant nor the Mortgagee will be deemed to be an "Affiliate" of Lessor or Owner Trustee (and vice versa), and none of Owner Trustee or Owner Participant will be deemed to be an "Affiliate" of the Mortgagee (and vice versa).

     AIRCRAFT: the Airframe and Engines.

     AIRCRAFT BILL OF SALE: a warranty bill of sale granting title to the Aircraft, which bill of sale Seller is to deliver to Owner Trustee on the Delivery Date.

     AIRCRAFT DESCRIPTION EXHIBIT: Exhibit A to the Lease or Exhibit A to the Mortgage.

     AIRCRAFT DOCUMENTS: all technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that the relevant Aviation Authority, the Lease, or the Maintenance Program requires be maintained with respect to the Aircraft, including all required additions, renewals, revisions, and replacements of any such materials, in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper, or computer disk) such materials are maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in the English language).

     AIRFRAME: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number, and Airframe Manufacturer's serial number set forth in the Aircraft Description Exhibit, or (2) any Replacement Airframe, including in either case any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts does not vest in Lessor in accordance with ss. 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Lease and shall cease to be the "Airframe".

     AIRFRAME MANUFACTURER: The Boeing Company, a Delaware corporation.

     ALLOCATED EETC EXPENSES means the Pro Rata Portion of the specified fees and expenses of each of the following incurred in connection with the issuance of the Pass-Through Certificates on the Issuance Date: (i) the placement fee and reimbursed expenses of ____________________ and the other institutions, if any, acting as initial purchasers of the Pass-Through Certificates, (ii) the upfront fee and reimbursed expenses of Wilmington Trust Company, as the Subordination Agent, the Pass-Through Trustees, and the Paying Agents, (iii) the upfront fee and reimbursed expenses of First Security Bank, National Association, as Escrow Agent, (iv) the upfront fee of ____________________, as the Depository, (v) the upfront fee of ____________________, as the Liquidity Provider, (vi) the fees and expenses of ____________________, special counsel to the initial purchasers and the Liquidity Provider, (vii) the fees and expenses of Richards Layton Finger, special counsel to the Pass-Through Trustees, Paying Agents, and Subordination Agent, [and the fees and expenses of ____________________, special counsel to Policy Provider,] (ix) the fees and expenses of Troutman Sanders LLP, special counsel to Lessee, (x) the fees and expenses of Cravath, Swaine & Moore, securities counsel to Lessee, (xi) the fees of the appraisers utilized for the Offering Memorandum, (xiii) the fees of the appraisers utilized by Policy Provider, (xiv) the fees and expenses of Moody's Investors Service, Inc. and Standard & Poor's Rating Services, (xv) the fees and expenses of Ernst & Young LLP, and (xvi) the initial quarterly premium due to Policy Provider under the Policy Provider Agreement. As used in this definition, "Pro Rata Portion" means one-[tenth].

     AMORTIZATION AMOUNT for any Equipment Note, as of any Payment Date: the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

     AMORTIZATION SCHEDULE for an Equipment Note: the amortization schedule for that Equipment Note delivered pursuant toss. 2.02 of the Mortgage.

     APPLICABLE PERCENTAGE: means (A) for the [first one-year Renewal Term][first two one-year Renewal Terms], (1) 100% if, at the time that the first Renewal Term begins, Lessee provides Owner Participant with an opinion of counsel reasonably satisfactory to Owner Participant to the effect that, due to a Change in Tax Law or clarification of law, if the Applicable Percentage had been 100% on the Closing Date no Renewal Term would have been included in the Lease Term under Code ss. 467 and the Treasury Regulations thereunder and (2) otherwise, 105%; and (B) for any subsequent Renewal Term, 100%.

     APPRAISER: a firm of internationally-recognized, independent aircraft appraisers.

     AVERAGE LIFE DATE for any Equipment Note: the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. The "REMAINING WEIGHTED AVERAGE LIFE" (calculated in days) for any Equipment Note on a given date is (1) the sum of (a) each then-remaining scheduled payment of principal of such Equipment Note, TIMES (b) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, DIVIDED BY (2) the then-outstanding principal amount of such Equipment Note.

     AVIATION AUTHORITY: the FAA or, if the Aircraft is registered with any other Government Entity under and in accordance withss. 7.1.2 of the Lease, such other Government Entity.

     BANKRUPTCY  CODE: the United States  Bankruptcy  Code, 11 U.S.C.ss.  101 ET
SEQ.

     BASE TERM: the period beginning on and including the Commencement Date and ending on the Scheduled Expiration Date therefor, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     BASIC RENT: the rent (including, to the extent applicable, Renewal Rent) payable or allocable, as applicable, for the Aircraft pursuant to ss. 3.2.1(a) of the Lease.

     BENEFICIAL OWNER of an Equipment Note: a Person who, by reason of direct ownership, contract, share ownership, or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest, or Make-Whole Amount for that Equipment Note; PROVIDED, that a Person shall not be a Beneficial Owner of an Equipment Note solely because another Person in whom such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

     BILLS OF SALE: the FAA Bill of Sale and the Aircraft Bill of Sale.

     BURDENSOME INDEMNITY PAYMENT: an indemnity payment pursuant to the Tax Indemnity Agreement or ss. 9 of the Participation Agreement which would cause the aggregate net present value of all losses paid or payable by Lessee as of the determination date, discounted quarterly at the Debt Rate, to the determination date, to exceed 2.5% of Lessor's Cost.

     BUSINESS DAY: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Indianapolis, IN, Wilmington, DE, or Salt Lake City, UT, or, so long as any Equipment Note remains outstanding, the city and state in which the Mortgagee maintains its Corporate Trust Office or receives and disburses funds.

     CASH EQUIVALENTS: the following securities (which shall mature within 90 days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee, or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's at least equal to A1 or P1, respectively.

     CITIZEN  OF  THE  UNITED  STATES:   defined  inss.   40102(a)(15)   of  the
Transportation Code and in the FARs.

     CLOSING: the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

     CODE: the Internal Revenue Code of 1986; PROVIDED, that when used in relation to a Plan, "Code" shall be interpreted in accordance with the regulations and rulings issued thereunder.

     COLLATERAL: the property in which a security interest is created in favor of the Loan Trustee under the "Granting Clause" of the Mortgage.

     COMMENCEMENT DATE: defined in Schedule 1 to the Lease.

     COMMITMENT  for  any   Participant:   that   Participant's   commitment  to
participate in the payment of Lessor's Cost, as reflected in Schedule 2 of the Participation Agreement.

     COMMITMENT TERMINATION DATE: defined in Schedule 3 to the Participation Agreement.

     CONSENT AND AGREEMENT: Manufacturer Consent and Agreement N___AT, dated the Delivery Date, of Airframe Manufacturer.

     CONTINUOUS STAY PERIOD: defined inss. 4.04(a) of the Mortgage.

     CORPORATE TRUST DEPARTMENT or TRUST OFFICE: Owner Trustee's principal corporate trust office, located from time to time at Owner Trustee's address for notices under the Participation Agreement, or such other office at which Owner Trustee's corporate trust business shall be administered and which Owner Trustee specifies by notice in writing to Lessee, Mortgagee, and each Note Holder.

     CORPORATE TRUST OFFICE: Mortgagee's principal office, located at Mortgagee's address for notices under the Participation Agreement, or such other office at which Mortgagee's corporate trust business shall be administered and which Mortgagee specifies by notice in writing to Lessee, Owner Trustee, and each Note Holder.

     CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C.ss. 9511 - 13, or any similar substitute program.

     DEBT: any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or any other liabilities evidenced or to be evidenced by bonds, debentures, notes, or other similar instruments.

     DEBT RATE: (1) for any Series, the rate as defined in the Mortgage, and (2) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past-Due Rate (or, if no Equipment Notes are outstanding, such weighted average interest rate on the Delivery Date).

     DELAYED DELIVERY DATE: a delayed Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to ss. 4.3 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     DELIVERY DATE: __________, 200_ (which is the date when the Aircraft is delivered to and accepted by Lessee under the Lease and when the Closing occurs).

     DOLLARS, UNITED STATES DOLLARS, or $: the lawful currency of the United States.

     DOT:  the  Department  of  Transportation  of  the  United  States,  or any
Government   Entity   succeeding  to  the   functions  of  such   Department  of
Transportation.

     EBO DATE: as specified in Schedule 5 to the Lease.

     EBO PRICE: as specified in Schedule 5 to the Lease, as adjusted pursuant toss. 3.2.1 of the Lease.

     ELIGIBLE ACCOUNT: an account established by and with an Eligible Institution at Mortgagee's request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a "securities account" (as defined in UCC ss. 8-501), (2) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in UCC ss. 8-102(9)), (3) Mortgagee shall be the "entitlement holder" (as defined in UCC ss. 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Mortgagee to the exclusion of Lessee and Owner Trustee, and (5) the "securities intermediary jurisdiction" (under UCC ss. 8-110(e)) shall be the state of New York.

     ELIGIBLE INSTITUTION: the corporate trust department of (1) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in UCC ss. 8-102(14)), or (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

     ENFORCEMENT DATE: defined inss. 4.03 of the Mortgage.

     ENGINE: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number in the Aircraft Description Exhibit and originally installed on the Airframe on delivery thereof pursuant to the Lease, or (2) any Replacement Engine, in any case whether or not from time to time installed on the Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts does not vest in Lessor in accordance with ss. 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Lease and shall cease to be an "Engine".

     ENGINE MANUFACTURER: CFM International.

     [ENGINE MANUFACTURER WARRANTY AGREEMENT: Engine Manufacturer Warranty Agreement N___AT, dated the Delivery Date, among Engine Manufacturer, Owner Trustee and Lessee.]

     EQUIPMENT NOTE: any equipment note issued under the Mortgage in the form specified in ss. 2.01 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any Equipment Note.

     EQUIPMENT NOTE REGISTER: defined inss. 2.08 of the Mortgage.

     ERISA: the Employee Retirement Income Security Act of 1974.

     ESCROW AGENT: ________________________________________.

     ESCROW AGREEMENT: each of the two Escrow and Paying Agent Agreements, among Escrow Agent, Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein, and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts, PROVIDED, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless Lessee consents to it.

     EVENT OF LOSS with respect to the Aircraft, the Airframe, or any Engine: any of the following circumstances, conditions, or events with respect to such property, which shall have occurred for any reason whatsoever:

     (1) the destruction of such property, damage to such property beyond economic repair, or rendition of such property permanently unfit for normal use by Lessee;

     (2) the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

     (3) any theft, hijacking, or disappearance of such property for 90 consecutive days or more or, if earlier, the fifth day following the end of the Term;

     (4) any seizure, condemnation, confiscation, taking, or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by the U.S. Government) for 180 consecutive days or, if earlier, at the end of the Term;

     (5) any seizure, condemnation, confiscation, taking, or requisition of use of such property by the U.S. Government that continues until the 30th day after the last day of the Term; and (6) as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of the Aircraft, the Airframe, or any Engine in the normal course of Lessee's business of passenger air transportation is prohibited for 180 consecutive days, unless, before the expiration of such 180-day period, Lessee undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use is prohibited for a continuous period of 360 days, PROVIDED, that such prohibition shall not create an Event of Loss if such prohibition applies to other B737-800 aircraft (or CFM 56-7 engines) in Lessee's fleet and also applies to Boeing 737-800 aircraft (or CFM 56-7 engines) not owned or operated by Lessee and, before the expiration of such 360-day period, Lessee conforms at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order, or other action, begins regular commercial use of the same in such jurisdiction, and is diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee, but in any event if such use is prohibited for a continuous period of 540 days or such use is prohibited at the expiration of the Term.

     EXCESS AMOUNT: defined inss. 2.03(b) of the Mortgage.

     EXCLUDED PAYMENTS: (1) indemnity payments paid or payable by Lessee to or in respect of Owner Participant or FSB, their Affiliates, successors, and permitted assigns, and their directors, officers, employees, and agents pursuant to ss. 9 of the Participation Agreement, or any corresponding payments payable as Supplemental Rent under the Lease, (2) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Participant or FSB (or the other Persons specified in clause (1)), that are payable directly to Owner Participant or FSB (or any such other Person) for its own account, (3) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its own account or benefit (whether directly or through Owner Trustee) and permitted under ss. 11.2 of the Lease, (4) all payments required to be made under the Tax Indemnity Agreement by Lessee, (5) any Transaction Expenses paid or payable by Lessee to Owner Trustee (to the extent for its sole benefit) or Owner Participant pursuant to the Lease or the Participation Agreement, (6) any amount payable to Owner Participant by any transferee as the purchase price of Owner Participant's interest in the Trust Estate, (7) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (1) through (6) above, (8) all payments made by Guarantor in respect of any of the foregoing, (9) any right to enforce the payment of any amount described in clauses (1) through (8) above (PROVIDED, that the rights referred to in this clause (9) shall not include the exercise of any remedies provided for in the Lease, other than the right to sue for specific performance of any covenant to make such payment or to sue for damages for the breach of any such covenant), and (10) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver, or approval, or to take any other action in respect of, but in each case only to the extent relating to, any Excluded Payments.

     EXPENSES: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, demands, judgments, expenses, and disbursements (including reasonable fees, disbursements, and reasonable out of pocket costs and expenses of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

     FAA:  the Federal  Aviation  Administration  of the United  States,  or any
Government   Entity  succeeding  to  the  functions  of  such  Federal  Aviation
Administration.

     FAA BILL OF SALE: a bill of sale for the Aircraft on AC Form 8050-2 (or any other FAA-approved form), delivered to Owner Trustee on the Delivery Date by Seller.

     FAA COUNSEL: Crowe & Dunlevy.

     FAA-FILED DOCUMENTS: the Lease, the Mortgage, the Trust Agreement, the FAA Bill of Sale, and an application for registration of the Aircraft with the FAA in Owner Trustee's name.

     FARS: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

     FAIR MARKET RENTAL VALUE: the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, for the applicable period, assuming that (1) except as provided in ss. 15.4 of the Lease, the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (2) rent would be paid quarterly, and (3) except as provided in ss. 15.4 of the Lease, the Aircraft would be leased during any such period on the same terms and conditions (except for Basic Rent amount) as during the Base Term.

     FAIR MARKET SALES VALUE: the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, in a transaction that would close on or about the relevant time of determination, assuming that (1) except as provided in ss. 15.4 of the Lease, the Aircraft has been maintained in accordance with the Lease, and is in the condition required by the Lease, and (2) the Aircraft will be delivered to such informed and willing buyer in the return condition required by the Lease.

     FINANCING STATEMENTS: UCC-1 (and, where appropriate, UCC-3) financing statements (1) covering the Collateral, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction where (in Mortgagee's opinion) filing is necessary to perfect its Lien on the Collateral, and (2) covering the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Indiana and each other jurisdiction where (in Owner Trustee's or Mortgagee's opinion) filing is reasonably desirable.

     FIXED RATE: defined in Schedule 1 to the Lease.

     FSB:  First  Security  Bank,  National  Association,   a  national  banking
association, not in its capacity as trustee under the Trust Agreement, but in its individual capacity.

     GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC, and applied on a basis consistent with prior periods except as disclosed in the pertinent Person's financial statements.

     GOVERNMENT ENTITY: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     GTA: the General Terms Agreement, as defined in the Purchase Agreement Assignment.

     GUARANTEE: Guarantee N___AT, dated the Delivery Date, issued by Guarantor in favor of Owner Trustee, FSB, Mortgagee, WTC, and each Participant.

     GUARANTOR: AmTran, Inc., an Indiana corporation.

     INDEMNITEE: (1) FSB and Owner Trustee, (2) WTC and Mortgagee, (3) each separate or additional trustee appointed pursuant to the Trust Agreement or the Mortgage, (4) each Participant, (5) the Trust Estate and the Collateral, (6) each Affiliate of the Persons described in clauses (1) through (4), (7) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (4) and in clause (6), (8) the successors and permitted assigns of the Persons described in clauses (1) through (4), and in clauses (6) and (7), and (9) the Pass-Through Indemnitees; provided, that the Pass-Through Indemnitees are Indemnitees only for purposes of ss. 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant, or Note Holder.

     INTERCREDITOR AGREEMENT: the Intercreditor Agreement among the Pass-Through Trustees, each Liquidity Provider, Policy Provider, and Subordination Agent, dated as of the Issuance Date, PROVIDED, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless Lessee consents to it.

     IRS: the Internal Revenue Service of the United States, or any Government Entity succeeding to the functions of such Internal Revenue Service.

     ISSUANCE DATE: __________, 200_.

     JAA: the Joint Aviation Authority of the European Union.

     LAW: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (2) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     LEASE or LEASE AGREEMENT: Lease Agreement N___AT, dated the Delivery Date, between Owner Trustee and Lessee.

     LEASE DEFAULT: (1) any condition, circumstance, act, or event that, with the giving of notice or the lapse of time, would constitute a Lease Event of Default, or (2) any Lease Event of Default.

     LEASE EVENT OF DEFAULT: any one or more of the conditions, circumstances, acts, or events set forth inss. 14 of the Lease.

     LESSEE: American Trans Air, Inc., an Indiana corporation.

     LESSEE ADVISOR: Capstar Partners, LLC, in its capacity as special advisor to Lessee.

     LESSEE OPERATIVE AGREEMENTS:  the Participation  Agreement,  the Lease, the
Tax Indemnity Agreement, the Purchase Agreement Assignment [, the Engine Manufacturer Warranty Agreement,] and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     LESSEE PERSON: Lessee, any sublessee, assignee, successor, or other user or Person in possession of the Aircraft, the Airframe, or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any Person using or claiming any rights with respect to the Aircraft, the Airframe, or an Engine directly by or through any of the Persons in this parenthetical phrase, but not excluding any Person claiming directly or indirectly through or under the Lease).

     LESSEE'S ADVISOR(S): defined in Schedule 3 to the Participation Agreement.

     LESSOR: Owner Trustee in its capacity as lessor under the Lease.

     LESSOR LIEN, with respect to any Person, on any property (including the Trust Estate, the Collateral, the Aircraft, Airframe, Engines, Parts, or Aircraft Documents) or any payments: any Lien on such property or payments that results from (1) claims against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the Transactions, (2) acts or omissions of such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of its obligations under any of the terms of the Operative Agreements, or not related to the Transactions, (3) Taxes against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates that Lessee is not required to indemnify under the Participation Agreement, or (4) claims against such Person arising out of its transfer of all or part of its interest in the Aircraft, the Trust Estate, or the Operative Agreements, other than a Transfer required by the terms of the Operative Agreements or attributable to the existence of a Lease Event of Default.

     LESSOR'S COST: the amount paid by Owner Trustee to Seller to purchase the Aircraft pursuant to the Purchase Agreement Assignment and the Participation Agreement, as designated by Dollar amount in Schedule 3 to the Participation Agreement.

     LIEN: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

     LIQUIDITY FACILITIES: the two Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with Liquidity Provider with respect to each Pass-Through Trust) between Subordination Agent, as borrower, and Liquidity Provider, each dated as of the Issuance Date, PROVIDED, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless Lessee consents to it.

     LIQUIDITY PROVIDER: ______________, as "Class G Liquidity Provider" and "Class C Liquidity Provider" (as such terms are defined in the Intercreditor Agreement), or any Replacement Liquidity Provider.

     LOAN TRUSTEE: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Mortgage.

     LOAN PARTICIPANT: a Note Holder.

     LOSS PAYMENT DATE: defined inss. 10.1.2(a)(1) of the Lease.

     MAINTENANCE PROGRAM: defined in Annex C to the Lease.

     MAJORITY IN INTEREST OF NOTE HOLDERS as of a particular date of determination: the holders of a majority in unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to ss. 4.03 of the Mortgage (unless all Equipment Notes then outstanding are held by Owner Trustee, Lessee, Owner Participant, or any Affiliate of any thereof)); PROVIDED, that for the purposes of directing any action, casting any vote, or giving any consent, waiver, or instruction hereunder, any Note Holder may (in its sole discretion) allocate any fractional portion of the principal amount of its Equipment Note(s) in favor of or in opposition to any such action, vote, consent, waiver, or instruction.

     MAKE-WHOLE AMOUNT with respect to any Equipment Note: an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note, computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months), using a discount rate equal to the Treasury Yield, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the determination date. For purposes of this definition, "TREASURY YIELD" means, at the determination date for any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the quarterly yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either (1) as determined by interpolation between the most-recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (aa) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note, and (bb) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most-recent H.15(519), or (2) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most-recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The determination date for a Make-Whole Amount shall be the third Business Day before the applicable payment or redemption date, and the "MOST-RECENT H.15(519)" means the H.15(519) published before the close of business on the third Business Day before the applicable payment or redemption date.

     MATERIALLY ADVERSE CHANGE with respect to any Person: any event, condition, or circumstance that materially adversely affects such Person's business, prospects, or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

     MINIMUM LIABILITY INSURANCE AMOUNT: defined in Schedule 1 to the Lease.

     MOODY'S: Moody's Investors Service, Inc.

     MORTGAGE: Trust Indenture and Mortgage N___AT, dated the Delivery Date, between Owner Trustee and Mortgagee.

     MORTGAGE AGREEMENTS: the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Manufacturer Warranty Agreement, the Bills of Sale, and any other contract, agreement, or instrument from time to time assigned or pledged under the Mortgage.

     MORTGAGE DEFAULT: (1) any condition, circumstance, act, or event that, with the giving of notice or the lapse of time, would constitute a Mortgage Event of Default, or (2) any Mortgage Event of Default.

     MORTGAGE   EVENT  OF   DEFAULT:   any  one  or  more  of  the   conditions,
circumstances, acts, or events set forth inss. 4.02 of the Mortgage.

     MORTGAGE INDEMNITEE: (1) WTC and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) Subordination Agent, (4) each Liquidity Provider, (5) Policy Provider, (6) each Pass-Through Trustee, (7) Paying Agent, (8) Escrow Agent, (9) each Loan Participant, (10) each of their respective successors and assigns, and (11) each of the directors, officers, employees, and agents of such Persons .

     MORTGAGED PROPERTY: defined inss. 3.03 of the Mortgage.

     MORTGAGEE: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Mortgage.

     MORTGAGEE AGREEMENTS: the Participation Agreement, the Mortgage, and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     MORTGAGEE EVENT: (1) in the event of a reorganization proceeding involving Lessee under Chapter 11 of the Bankruptcy Code, (a) the trustee in such proceeding or Lessee does not assume or agree to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under ss. 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under ss. 1110(b) of the Bankruptcy Code), or (b) at any time after agreeing to perform or assuming such obligations, such trustee or Lessee ceases to perform such obligations with the result that the Continuous Stay Period comes to an end, or (2) either the Equipment Notes become due and payable pursuant to ss. 4.04(b) of the Mortgage, or Mortgagee takes action or notifies Owner Trustee that it intends to take action to foreclose the Lien of the Mortgage or otherwise commence the exercise of any significant remedy in accordance with ss. 4.04(a) of the Mortgage.

     NET ECONOMIC RETURN: Owner Participant's net after-tax book yield, using the "multiple investment sinking fund" method of analysis, and aggregate and present value (discounted at 6% per annum) of the net after-tax cash flow, computed both through the EBO Date (assuming Lessee's exercise of the early buy-out option in ss. 17.3.1(a)(1) of the Lease) and through the end of the Base Term, and computed on the basis of the same methodology and assumptions as the initial Owner Participant used in determining Basic Rent payments and allocations, Stipulated Loss Value percentages, and Termination Value percentages, as of the Delivery Date, as such assumptions are adjusted for events that have been the basis for adjustments to Basic Rent pursuant to ss. 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to ss. 5 of the Tax Indemnity Agreement; PROVIDED, that, even if the initial Owner Participant transfers its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; PROVIDED FURTHER, that, notwithstanding the preceding proviso, solely for purposes of ss. 11 of the Participation Agreement and calculating any adjustments to Basic Rent payments and allocations, Stipulated Loss Values, EBO Price, and Termination Values in connection with a refunding pursuant to such ss. 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions used by the transferee Owner Participant as of the date when it acquires its interest.

     NET PRESENT VALUE OF RENTS: the present value, as of the date of determination, discounted at 10% per annum, compounded quarterly to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Term, expressed as a percentage of Lessor's Cost.

     NET WORTH for any Person: the excess of its total assets over its total liabilities.

     NEW DEBT: debt securities in an aggregate principal amount specified in the Re-Funding Information, with such principal amount not to exceed the then-outstanding principal balance due under the then-existing Equipment Notes being re-funded.

     NON-U.S. PERSON: any Person, other than a United States person as defined in Codess. 7701(a)(30).

     NOTE HOLDER: a registered holder of one or more Equipment Notes.

     NOTE PURCHASE AGREEMENT: the Note Purchase Agreement, dated as of the Issuance Date, among American Trans Air, Inc., Subordination Agent, Escrow Agent, Paying Agent, and Pass-Through Trustee under each Pass-Through Trust Agreement, providing for the issuance and sale of Equipment Notes.

     OFFICER'S CERTIFICATE of any party to the Participation Agreement: a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

     OPERATIVE AGREEMENTS: the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Guarantee, the Consent and Agreement, the Engine Manufacturer Warranty Agreement, the Lease, the Mortgage, the Bills of Sale, the Tax Indemnity Agreement, and the Equipment Notes.

     OPERATIVE INDENTURE: an indenture under which notes have been issued and purchased by the Pass-Through Trustees pursuant to the Note Purchase Agreement.

     OP JURISDICTION: defined in Schedule 3 to the Participation Agreement.

     ORIGINAL AMOUNT of an Equipment Note: the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all such equipment notes.

     OWNER PARTICIPANT: the Person executing the Participation Agreement as "Owner Participant"; except that, after an Owner Participant Transfers its interest to a successor Owner Participant, such transferor shall not be an "Owner Participant" (except as provided in ss. 10.2 of the Participation Agreement) and the successor Owner Participant shall be the "Owner Participant".

     OWNER PARTICIPANT AGREEMENTS: the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

     OWNER PARTICIPANT'S PERCENTAGE: the percentage of Lessor's Cost allocated to Owner Participant in Schedule 2 to the Participation Agreement.

     OWNER TRUSTEE: First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

     OWNER TRUSTEE AGREEMENTS: the Participation Agreement, the Lease, the Trust Agreement, the Mortgage, the Equipment Notes, the Purchase Agreement Assignment, [the Engine Manufacturer Warranty Agreement,] and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     PARTICIPANT: Owner Participant or a Loan Participant.

     PARTICIPATION AGREEMENT: Participation Agreement N___AT, dated the Delivery Date, among Lessee, Owner Participant, Owner Trustee, Pass-Through Trustees, Subordination Agent, and Mortgagee.

     PARTS: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than (1) Engines or engines, and (2) any items leased by Lessee from a third party other than Lessor) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

     PASS-THROUGH AGREEMENTS: the Pass-Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the
Intercreditor Agreement, the Policy and the Policy Provider Agreements, the Liquidity Facilities, and the Fee Letters referred to in ss. 2.3 of each of the Liquidity Facilities, PROVIDED, that no amendment, modification, or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless Lessee consents to it.

     PASS-THROUGH CERTIFICATES: the pass-through certificates issued by the Pass-Through Trusts (including any pass-through certificates for which such pass-through certificates may be exchanged).

     PASS-THROUGH INDEMNITEES: (1) Subordination Agent, Paying Agent, Escrow Agent, Liquidity Provider, Policy Provider, and Pass-Through Trustees, (2) each Affiliate of a Person described in the preceding clause (1), (3) the directors, officers, employees, and agents of the Persons described in clauses (1) and (2), and (4) the successors and permitted assigns of the Persons described in clauses
(1), (2), and (3).

     PASS-THROUGH TRUST: each of the two separate pass-through trusts created under the Pass-Through Trust Agreements.

     PASS-THROUGH TRUST AGREEMENT: each of the two separate pass-through trust agreements, dated as of the Issuance Date, by and between Lessee and a Pass-Through Trustee.

     PASS-THROUGH   TRUSTEE:   Wilmington  Trust  Company,  a  Delaware  banking
corporation, not in its individual capacity but solely in its capacity as trustee under each Pass-Through Trust Agreement.

     PASS-THROUGH   TRUSTEE  AGREEMENTS:   the  Participation   Agreement,   the
Pass-Through  Trust  Agreements,   the  Note  Purchase  Agreement,  the  Deposit
Agreements, the Escrow Agreements, and the Intercreditor Agreement.

     PAST-DUE RATE: defined in Schedule 1 to the Lease.

     PAYING AGENT: Wilmington Trust Company, as Paying Agent under each of the Escrow Agreements.

     PAYMENT DATE:  each  __________,  __________,  __________,  and  __________
during the Term, commencing with the first such date to occur after the Commencement Date.

     PAYMENT PERIOD: each of the consecutive quarterly periods (or such applicable shorter period beginning on the Delivery Date or the first day of a Renewal Term) during the Term and ending on a Payment Date, the first such period commencing on and including the Delivery Date.

     PERMITTED AIR CARRIER: (1) any manufacturer of commercial airframes or commercial aircraft engines, or any Affiliate thereof, (2) any Permitted Foreign Air Carrier, (3) any Person approved in writing by Owner Participant, or (4) any U.S. Air Carrier.

     PERMITTED COUNTRY: any country listed on Schedule 5 to the Lease, subject to the notes set forth on such Schedule.

     PERMITTED FOREIGN AIR CARRIER: any air carrier that (1) has its principal executive offices in a Permitted Country, and (2) is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

     PERMITTED INSTITUTION: any bank, trust company, insurance company, financial institution, or corporation or limited liability company (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder, an airframe manufacturer (other than Airframe Manufacturer) or aircraft engine manufacturer (other than Engine Manufacturer), or an Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

     PERMITTED LIEN: any Lien described in clauses (a) through (g) ofss. 6 of the Lease.

     PERMITTED SUBLEASE: a sublease permitted underss. 7.2.7 of the Lease.

     PERMITTED SUBLESSEE: the sublessee under a Permitted Sublease.

     PERSON or PERSON: an individual, firm, business, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, governmental committee, governmental department, governmental authority, and other body or organization, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     PLAN: any employee benefit plan within the meaning of ERISAss. 3(3), or any plan within the meaning of Codess. 4975(e)(1).

     POLICY: defined inss. 1.1 of the Intercreditor Agreement.

     POLICY PROVIDER: [AIG].

     POLICY  PROVIDER   AGREEMENT:   defined  inss.  1.1  of  the  Intercreditor
Agreement.

     PRELIMINARY NOTICE: defined inss. 17.1 of the Lease.

     PTT PERCENTAGE with respect to each Pass-Through Trustee: the percentage of Lessor's Cost allocated to such Pass-Through Trustee in Schedule 2 to the Participation Agreement.

     PURCHASE AGREEMENT: shall mean Purchase Agreement No. _____ by and between Lessee and the Airframe Manufacturer, dated as of __________, 2000, including the exhibits and letter agreements appended thereto and incorporated therein (except Letter Agreement Nos. __________, __________, and ----------).

     PURCHASE AGREEMENT ASSIGNMENT: Purchase Agreement and Engine Warranties Assignment N___AT, dated the Delivery Date, between Lessee and Owner Trustee.

     PURCHASE DATE: the last Business Day of the Base Term or a Renewal Term, as specified in any Purchase Notice.

     PURCHASE NOTICE: defined inss. 17.3.1 of the Lease.

     QIB: defined inss. 2.08 of the Mortgage.

     RE-FUNDING CERTIFICATE: a certificate of an authorized representative of Owner Participant delivered pursuant to ss. 11.1.1 of the Participation Agreement, setting forth (1) the Re-Funding Date and (2) the following information, subject to the limitations in ss. 11 of the Participation
Agreement: (a) the principal amount of debt to be issued by Owner Trustee on the Re-Funding Date which amount cannot exceed the outstanding balance of the existing Debt and (b) the proposed revised schedules of Basic Rent payments and allocations, Stipulated Loss Value percentages, Termination Value percentages, the EBO Price, and the proposed Amortization Schedules, calculated in accordance with ss. 3.2.1 of the Lease.

     RE-FUNDING DATE: the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to ss. 11 of the Participation Agreement.

     RE-FUNDING INFORMATION: the information set forth in the Re-Funding Certificate (other than the Re-Funding Date), as revised by any verification procedures demanded by Lessee pursuant to ss. 3.2.1(d) of the Lease.

     REGISTRATION RIGHTS AGREEMENT: the Exchange and Registration Rights Agreement dated the Issuance Date by and among Guarantor, Lessee, and certain initial purchasers of the Pass-Through Certificates named therein, providing for, among other things, the exchange offer with respect to such Pass-Through Certificates to be registered under the Securities Act or the shelf registration of such Pass-Through Certificates for a period specified therein.

     REMOVABLE PARTS: defined inss. D of Annex C to the Lease.

     RENEWAL NOTICE: defined inss. 17.2.1 of the Lease.

     RENEWAL RENT: the basic rent payable for a Renewal Term, determined pursuant toss. 17.2.2 of the Lease.

     RENEWAL TERM: a one-year term for which the Lease is extended by Lessee (if applicable) pursuant toss. 17 of the Lease.

     RENT: Basic Rent and Supplemental Rent.

     REPLACEMENT AIRFRAME: an airframe substituted for the Airframe pursuant toss. 10 of the Lease.

     REPLACEMENT ENGINE: an engine substituted for an Engine pursuant to the Lease.

     REPLACEMENT LIQUIDITY PROVIDER: defined in the Intercreditor Agreement.

     RETURN ACCEPTANCE SUPPLEMENT: a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant toss. 5 of the Lease, entered into by Lessor and Lessee, substantially in the form of Exhibit B to the Lease.

     SCHEDULED DELIVERY DATE: the expected Delivery Date that Lessee notifies to each Participant, Owner Trustee, and Mortgagee pursuant to ss. 4.1 of the Participation Agreement, which must be a Business Day not later than the Commitment Termination Date.

     SCHEDULED EXPIRATION DATE: defined in Schedule 1 to the Lease.

     SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of the Securities and Exchange Commission.

     SECTION 1110: Bankruptcy Codess. 1110.

     SECTION 1110 PERIOD: defined inss. 4.04(a) of the Mortgage.

     SECURED OBLIGATIONS: defined inss. 2.06 of the Mortgage.

     SECURITIES ACT: the Securities Act of 1933.

     SECURITY: a "security" as defined inss. 2(1) of the Securities Act.

     SELLER: _______________ [Lessee] [Airframe Manufacturer] [other].

     SENIOR HOLDER: defined inss. 2.16(c) of the Mortgage.

     SERIES: Series G or Series C.

     SERIES C or SERIES C EQUIPMENT NOTES: Equipment Notes issued under the Mortgage and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series C".

     SERIES G or SERIES G EQUIPMENT NOTES: Equipment Notes issued under the Mortgage and designated as "Series G" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series G".

     SIGNIFICANT   EXPENDITURE:   expenditures   in  excess  of  $5,000,000  for
non-severable   improvements  to  the  Aircraft  which   constitute   "Mandatory
Modifications" as defined inss. D of Annex C to the Lease.

     SIMILAR AIRCRAFT: defined in Schedule 1 to the Lease.

     SLV RATE: defined in Schedule 1 to the Lease.

     SPECIAL DEFAULT: (1) Lessee's failure to pay any amount of Basic Rent, Stipulated Loss Value, or Termination Value when due, or (2) any Lease Default referred to inss. 14.5 of the Lease.

     STANDARD & POOR'S: Standard & Poor's Ratings Services.

     STIPULATED LOSS VALUE for the Aircraft: (1) during the Base Term, Lessor's Cost multiplied by the percentage in Schedule 3 to the Lease (as adjusted from time to time in accordance with ss. 3.2.1 of the Lease) for the pertinent Stipulated Loss Value Date, and (2) during any Renewal Term, the amount determined pursuant to ss. 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes before such date), the unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all Equipment Notes as of such date (without regard to any interest accrued on the Equipment Notes at a rate exceeding the Debt Rate). If the event giving rise to an obligation to pay any Stipulated Loss Value occurs and the actual date that the loss of tax benefits resulting from such event shall be earlier or later than the date assumed in calculating the federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss.

     STIPULATED LOSS VALUE DATE for any month: the day in that month specified in Schedule 3 to the Lease or, if that day is not a Business Day, the following Business Day.

     SUBORDINATION AGENT: Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

     SUBORDINATION AGENT AGREEMENTS: the Participation Agreement, the Liquidity Facilities, and the Intercreditor Agreement.

     SUPPLEMENTAL  RENT:  without  duplication,  (1) all  Expenses,  Transaction
Expenses, and all other amounts, liabilities, indemnities, and obligations (other than Basic Rent, but including any Make-Whole Amount) that Lessee assumes or becomes obligated to pay or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other Person, including Stipulated Loss Value, Termination Value, and indemnity payments under ss. 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (5) of this definition, (2)
(a) to the extent not payable (whether or not in fact paid) under ss. 6(a) or ss. 6(b), as applicable, of the Note Purchase Agreement (as originally in effect or amended with Owner Participant's consent), the fees payable to (x) Liquidity Provider under ss. 2.3 of each Liquidity Facility, multiplied by a fraction the numerator of which is the then-outstanding aggregate principal amount of all the series of Equipment Notes, and the denominator of which is the then-outstanding aggregate principal amount of all "Series G Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) and (y) Policy Provider under ss. 3.02(d)(i) of the Policy Provider Agreement and the related Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the then-outstanding aggregate principal amount of the Series G Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series G Equipment Notes" (as defined in the Note Purchase Agreement); (b) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under ss. 3.7 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance, multiplied by (y) the fraction specified in the foregoing clause (a)(x); (c) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under ss. 3.7 of each Liquidity Facility minus Investment Earnings on such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (a)(x); (d) if any payment default exists with respect to interest on any series of Equipment Notes, (x) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance payable under ss. 3.7 of each Liquidity Facility (or if Policy Provider has made a payment in respect of such Advance to the Liquidity Provider or, in the case of the Series G Equipment Notes, if Policy Provider has made a payment equivalent to such an Advance, as would have been payable under ss. 3.7 of the Liquidity Facility in respect of the Class G Certificates had such Advance been made) plus any interest at the Past-Due Rate actually payable (whether or not in fact paid) in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance was made by the applicable Liquidity Provider (or, in the case of the Series G Equipment Notes, an equivalent payment was made by Policy Provider) multiplied by (y) a fraction the numerator of which is the sum of all then-overdue interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any Equipment Notes), and the denominator of which shall be the sum of all then-overdue interest on all "Series G Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (e) Lessor's pro rata share of any other amounts owed to Liquidity Provider by Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (a), (b), (c), or (d) above, (3) Lessor's pro rata share of all compensation and reimbursement of expenses, disbursements, and advances payable under the Pass-Through Trust Agreements, (4) Lessor's pro rata share of all compensation and reimbursement of expenses and disbursements (including payments of indemnities) payable either
(a) to Subordination Agent under the Intercreditor Agreement, except with respect to any income or franchise taxes incurred by Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, or
(b) by Lessee to Policy Provider under the Policy Provider Agreement, (5) Lessor's pro rata share of any amount payable under ss. 9.1 (and, if attributable thereto, ss. 9.5) of the Participation Agreement to any Pass-Through Indemnitee to the extent such amount relates to, results from, or arises out of or in connection with (a) the Pass-Through Agreements or the enforcement of any of the terms of any of the Pass-Through Agreements, (b) the offer, sale, or delivery of the Pass-Through Certificates or any interest therein or represented thereby, or (c) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass-Through Agreement, or the falsity of any representation or warranty of Lessee in any Pass-Through Agreement, and (6) if Lessee requests any amendment to any Operative Agreement or Pass-Through Agreement, Lessor's pro rata share of all reasonable fees and expenses (including fees and disbursements of counsel) of Escrow Agents and Paying Agents in connection therewith payable by Pass-Through Trustees under the Escrow Agreements. As used herein, (1) "LESSOR'S PRO RATA SHARE" means as of any time a fraction, the numerator of which is the then-outstanding principal balance of Equipment Notes, and the denominator of which is the aggregate then-outstanding principal balance of all "Equipment Notes" (as each such term is defined in each of the Operative Indentures), "(2) "Policy" means the
Certificate Guaranty Insurance Policy (including the endorsement attached thereto and constituting a part thereof) issued by Policy Provider pursuant to the Policy Provider Agreement, and (3) "Policy Provider Agreement" means the Insurance and Indemnity Agreement dated as of the Policy issuance date among Lessee, Subordination Agent, and Policy Provider. For purposes of this definition, "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance", and "Unpaid Advance" have the same meanings as in each Liquidity Facility.

     TAX ATTRIBUTE PERIOD: the period from the Delivery Date through December 31, 20__ [DELIVERY DATE YEAR PLUS SEVEN] or such longer period of depreciation as may be allowable by reason of an indemnifiable event under the Tax Indemnity Agreement;

     TAX INDEMNITEE: (1) FSB and Owner Trustee, (2) WTC and Mortgagee, (3) each separate or additional trustee appointed pursuant to the Trust Agreement or the Mortgage, (4) each Participant, (5) the Trust Estate and the Collateral, (6) Policy Provider, and (7) the successors, assigns, and agents of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Code ss. 1504) of which Owner Participant is a member at the pertinent time, if consolidated, joint, or combined returns are filed for such affiliated group for federal, state, or local income tax purposes.

     TAX INDEMNITY AGREEMENT: Tax Indemnity Agreement N___AT, dated the Delivery Date, between Lessee and Owner Participant.

     TAXES: all fees (including license, recording, documentation, and registration fees), taxes, including income, gross receipt franchise sales, use, rental, turnover, business, occupational, excise, value-added, tangible and intangible property and stamp taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

     TAXING AUTHORITY: any federal, state, or local government or other taxing authority in the United States or its possessions, any foreign government or political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or taxing authority thereof.

     TERM: the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to ss. 3 of the Lease, consisting of the Base Term and any Renewal Term(s); PROVIDED, that, if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within the previous six months being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent for any such extension period at a quarterly rate equal to the average of the Basic Rent paid during the Base Term or the applicable Renewal Term (whichever ended immediately before such extension).

     TERMINATION DATE: any Payment Date occurring after the seventh anniversary of the Delivery Date on which the Lease terminates in accordance withss. 9 of the Lease.

     TERMINATION VALUE for the Aircraft: Lessor's Cost multiplied by the percentage in Schedule 4 to the Lease (as adjusted from time to time in accordance with ss. 3.2.1 of the Lease) for the pertinent Termination Value Date. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes before such date), the unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date (without regard to any interest accrued on the Equipment Notes at a rate exceeding the Debt Rate). If the event giving rise to an obligation to pay any Termination Value occurs and the actual date that the loss of tax benefits resulting from such event shall be earlier or later than the date assumed in calculating the federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss.

     TERMINATION  VALUE DATE for any month:  the day in such month  specified in
Schedule 4 to the Lease or, if such day is not a Business Day, the following Business Day.

     THRESHOLD AMOUNT: defined in Schedule 1 to the Lease.

     TRANSACTION EXPENSES: (1) the reasonable and actual fees and disbursements incurred in connection with the negotiation, execution, and delivery of the Operative Agreements of (a) Richards, Layton & Finger, special counsel for Mortgagee, such information to be furnished by Mortgagee, (b) Ray, Quinney & Nebeker, special counsel for Owner Trustee under the Trust Agreement, such information to be furnished by Owner Trustee, (c) FAA Counsel, such information to be furnished by Lessee, (d) Dewey Ballantine LLP, special counsel to Owner Participant (as defined in Schedule 3 to the Participation Agreement), such information to be furnished by Owner Participant, (e) ____________________, special counsel to the Loan Participants, such information to be furnished by Lessee, (f) Troutman Sanders LLP, special counsel to Lessee, such information to be furnished by Lessee, and (g) Lessee Advisor, such information to be furnished by Lessee, (2) all fees, taxes, and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (3) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by Owner Trustee, (4) the initial fee and reasonable and actual disbursements of Mortgagee under the Mortgage, such information to be furnished by Mortgagee, (5) the fee of the Appraiser with respect to the appraisal of the Aircraft referred to in ss. 5.1.2(l) of the Participation Agreement, such information to be furnished by Owner Participant, and (6) the equity placement fee and reasonable disbursements of Lessee's Advisor(s), such information to be furnished by Lessee, and the Allocated EETC Expenses.

     TRANSACTIONS: the transactions contemplated by the Operative Agreements.

     TRANSFER: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right, or interest.

     TRANSFEREE: a Person to whom Owner Participant, Owner Trustee, Loan Participant, or Note Holder purports or intends to Transfer any or all of its right, title, or interest in the Trust Estate or in its Equipment Note and the Collateral, as described in ss. 10.1.1(a), ss. 10.1.2, or ss. 10.1.3 (but excluding participants in any participation referred to in ss. 10.1.3) of the Participation Agreement.

     TRANSPORTATION CODE: subtitle VII of title 49, United States Code.

     TRUST: the trust created by the Trust Agreement.

     TRUST AGREEMENT: Trust Agreement N___AT, dated as of __________ 1, 200_, between Owner Participant and FSB.

     TRUST ESTATE: all Owner Trustee's estate, right, title, and interest in and to the Aircraft, the Lease, the Purchase Agreement, [and the Engine Manufacturer Warranty Agreement,] including all Basic Rent and Supplemental Rent (including insurance proceeds and requisition, indemnity, or other payments of any kind for of with respect to the Aircraft), but excluding any Excluded Payment.

     UCC:  the  Uniform   Commercial   Code  as  in  effect  in  any  applicable
jurisdiction.

     UNITED STATES or U.S.: the United States of America; PROVIDED, that for geographic purposes, "United States" means the 50 states and the District of Columbia of the United States of America.

     U.S. AIR CARRIER: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     U.S. GOVERNMENT: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     U.S. PERSON: any Person described in Codess. 7701(a)(30).

     WEIGHTED AVERAGE LIFE TO MATURITY with respect to any specified Debt, at the time of the determination thereof: the number of years obtained by dividing the Remaining Dollar Years of such Debt by the then-outstanding principal amount of such Debt. "REMAINING DOLLAR YEARS" means the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment, and (2) totaling the products obtained in clause (1).

     WET LEASE: any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, the Airframe, or any Engine to a third party pursuant to which the Aircraft, Airframe, or Engine is at all times in the operational control of Lessee or a Permitted Sublessee, PROVIDED, that Lessee's obligations under the Lease shall continue in full force and effect notwithstanding any such arrangement.

     WTC: Wilmington Trust Company, Delaware banking corporation, not in its capacity as Mortgagee under the Mortgage, but in its individual capacity.